UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2025

BONK, INC.

(Exact name of registrant as specified in charter)

Delaware	001-39569	83-2455880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18801 N Thompson Peak Pkwy Ste 380, Scottsdale, AZ 85255

(Address of principal executive offices) (Zip Code)

(561) 244-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BNKK	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Warrants, each exercisable for one share of Common Stock at $8.50 per share	BNKKW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On August 29, 2025, Bonk, Inc. (formerly known as Safety Shot, Inc.) (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report, among other things, that it closed on the transactions contemplated by that certain Securities Purchase Agreement, dated as of August 25, 2025, between the Company and the purchasers named therein, pursuant to which the Company agreed, among other things, to sell, in a private placement, 51,921,080 shares of Common Stock (the “PIPE Shares”) to an accredited investor at a purchase price of $0.4815 per share.

As of October 15, 2025, the filing date of this Amendment No. 1 to the Original 8-K (this “Amended 8-K”), the PIPE Shares have not been issued as the PIPE Offering is subject to shareholder approval. Accordingly, the Company is filing this Amended 8-K to state that the PIPE Shares have not been issued as of this date. There are no other modifications or updates to any of the information made in the Original 8-K.

Accordingly, this Amended 8-K consists only of the facing page, this explanatory note, the Item 1.01 and the signature page. This Amended 8-K should be read in conjunction with the Original 8-K.

Item 1.01 Entry into a Material Definitive Agreement

Registered Direct Offering and Concurrent Private Placement

On August 29, 2025, the Company closed on the transactions contemplated by that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of August 25, 2025, between the Company and the purchasers named therein, pursuant to which the Company agreed to issue, in a registered direct offering, 9,239,044 shares (the “RD Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to the registered direct purchasers (the “RD Investors”) at an offering price of $0.46 per share (the “RD Offering”). The gross cash proceeds to the Company in the RD Offering were approximately $4,250,000 before deducting offering fees and expenses.

The RD Shares were issued pursuant to (i) a Registration Statement on Form S-3 filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on September 28, 2022 (File No. 333-267644), which was declared effective by the Commission on November 9, 2022, and (ii) a prospectus supplement dated August 25, 2025, which was filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”) on August 29, 2025, including the documents incorporated by reference therein.

Pursuant to the Purchase Agreement, in a concurrent private placement, the Company sold 51,921,080 shares of Common Stock (the “PIPE Shares”) to a separate accredited investor (the “PIPE Investor”) at a purchase price of $0.4815 per share (the “PIPE Offering” and together with the RD Offering, the “Offering”). The PIPE Investor agreed to pay the $25 million purchase price for the PIPE Shares in the form of BONK tokens (the “Consideration Tokens”) based on the closing price of BONK tokens at 4:00 PM EDT on August 22, 2025. The Consideration Tokens will be held in the custodian wallet designated and controlled by the board of directors of the Company.

The PIPE Shares have not been registered under the Securities Act and will be issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors.

The aggregate gross proceeds to the Company from the concurrent RD Offering and PIPE Offering, before deducting offering expenses payable by the Company, have a cash value equal to approximately $29,250,000, consisting of approximately $4,250,000 in cash paid by the RD Investors for the RD Shares, and $25,000,000 in BONK tokens paid by the PIPE Investor for the PIPE Shares. The Company expects to use the net proceeds from the Offering for working capital and general corporate purposes. The Offering closed on August 29, 2025.

The Purchase Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type.

The foregoing description of the Purchase Agreement does not purport to be a complete description of the Purchase Agreement and is qualified in its entirety by reference to the full text of the Purchase Agreement, the form of which was filed as Exhibit 10.1 to the Original 8-K and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2025

BONK, INC.

By:	/s/ Jarrett Boon
Jarrett Boon
Chief Executive Officer